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                                                                      EXHIBIT 16



June 12, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Paris Corporation
          Commission File No. 000-14358

Dear Sir or Madam:

     We were previously the principal accountants for Paris Corporation. On June 7, 2000, our appointment as principal accountant was terminated. We have read Paris Corporation's statements, included under Item 4 of its Form 8-K dated June 12, 2000, and agree with such statements.

Very truly yours,



/s/ Parente Randolph, LLC
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Parente  Randolph, LLC